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                                                                    EXHIBIT 23.2

                          Consent of Ernst & Young LLP

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of OMNI Energy Services Corp. for the registration of 5,012,237 shares of its common stock and to the incorporation by reference therein of our report dated March 27, 2003, with respect to the consolidated financial statements of OMNI Energy Services Corp. as of and for the year ended December 31, 2002, included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

New Orleans, Louisiana
April 30, 2004